UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 22, 2026

SHARONAI HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43129	41-2349750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500,

New York, NY 10151

(Address of principal executive offices, including zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Common Stock, $0.0001 par value	SHAZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained below in Item 5.02 related to the Employment Agreement (as defined below), Separation Deed (as defined below) and the Consulting Agreement (as defined below)is hereby incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information contained below in Item 5.02 related to the Executive Contract (as defined below) is hereby incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On July 22, 2026, SharonAI Holdings Inc. (the “Company”) entered into an employment agreement between the Company’s subsidiary, SharonAI Pty Ltd, and Anuj Goel as a guarantor of the agreement, pursuant to which Mr. Goel will serve as Chief Financial Officer of the Company (the “Employment Agreement”) commencing August 24, 2026. Pursuant to the Employment Agreement, Mr. Goel will receive (i) an annual base salary of AUD$650,000 (which is the USD equivalent of approximately USD$455,000 based on an exchange rate of AUD/USD $0.70), which may be increased from time to time at the discretion of the Company, (ii) eligibility to receive an annual short-term incentive award of up to 100% of his base salary, payable in cash and/or restricted stock units, at the discretion of the Company, and (iii) eligibility to receive an annual long-term incentive award of up to 200% of his base salary, payable in restricted stock units, at the discretion of the Company. In connection with his appointment, Mr. Goel was granted a sign-on award of restricted stock units with an aggregate grant value of AUD$1,352,000 (which is the USD equivalent of approximately $946,400 based on an exchange rate of AUD/USD $0.70), which vest in annual tranches over a five-year period from June 2027 through June 2031, subject to Mr. Goel’s continued employment with the Company on each applicable vesting date.

Mr. Goel will also be entitled to vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time. The Employment Agreement is for an indefinite term, subject to an initial probationary period of six months. Either party may terminate the Employment Agreement by providing three months’ written notice (or, in the case of the Company, payment in lieu of such notice). The Company may also terminate the Employment Agreement immediately without notice for cause, including for serious misconduct, material breach or other grounds specified therein. During the probationary period, either party may terminate the Employment Agreement by providing one week’s written notice (or, in the case of the Company, payment of one week’s wages in lieu of notice). Upon the termination of Mr. Goel’s employment, Mr. Goel will be entitled to receive accrued but unpaid salary, superannuation contributions and any accrued but unused annual leave entitlements, in each case less applicable tax withholdings. The Employment Agreement also contains customary provisions relating to confidentiality, intellectual property assignment, post-termination restraints and non-compete obligations.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Goel, age 42, has over 20 years of investment banking experience at Macquarie Group, where he has served as Head of Technology, APAC at Macquarie Capital since 2012. Prior to that role, Mr. Goel served in Macquarie’s Venture Capital division from 2006 to 2011. Mr. Goel holds an actuarial foundation and has extensive experience in technology, media and telecommunications transactions, including Telstra’s approximately AUD$11 billion NBN transaction, WiseTech Global’s approximately AUD$3.2 billion acquisition of E2Open, and the PEXA initial public offering, among other technology-related capital markets transactions. Mr. Goel has significant experience supporting listed-company chief financial officers and boards of directors through reporting cycles, initial public offering roadshows and investor engagement.

There are no family relationships between Mr. Goel and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Goel and any other persons pursuant to which Mr. Goel was appointed Chief Financial Officer of the Company. There are no related party transactions involving Mr. Goel that are reportable under Item 404(a) of Regulation S-K.

Resignation of Chief Financial Officer

On July 22, 2026, Timothy Broadfoot entered into an agreement to resign as Chief Financial Officer of the Company, effective August 24, 2026, and to terminate the Executive Employment Contract between himself, the Company and the Company’s wholly-owned, indirect subsidiary, SharonAI Pty Ltd (ACN 645 215 194) (“SharonAI Australia”), dated April 30, 2026 (the “Executive Contract”), effective August 31, 2026. In connection with Mr. Broadfoot’s resignation and the termination of the Executive Contract, the Company, SharonAI Australia, and Mr. Broadfoot entered into a Deed of Release (the “Separation Deed”), pursuant to which the parties agreed to resolve all matters relating to Mr. Broadfoot’s employment and the termination thereof.

Pursuant to the Separation Deed, Mr. Broadfoot is entitled to receive (i) accrued wages and superannuation, (ii) a discretionary short-term incentive payment of AUD$405,166 (which is the USD equivalent of approximately $283,616 based on an exchange rate of AUD/USD $0.70), and (iii) payment in lieu of any accrued but unused annual leave, in each case less applicable tax withholdings. In addition, the Separation Deed provides that 93,194 unvested restricted stock units previously granted to Mr. Broadfoot under the Company’s 2024 Omnibus Equity Incentive Plan and 2025 Omnibus Equity Incentive Plan will remain outstanding and continue to vest and be settled in accordance with the terms set forth in Schedule 2 of the Separation Deed, including applicable performance vesting conditions, notwithstanding the termination of Mr. Broadfoot’s employment, subject to Mr. Broadfoot’s continued compliance with the restrictive covenants set forth in his employment contract.

The Separation Deed also provides that Mr. Broadfoot will provide consulting services to the Company and its affiliates pursuant to a separate consultancy agreement (the “Consulting Agreement”), effective concurrently with the Separation Deed. The Separation Deed contains mutual releases, mutual non-disparagement obligations, confidentiality provisions and an acknowledgment that Mr. Broadfoot will continue to be bound by the restrictive covenants and continuing obligations under his employment contract.

The foregoing description of the Separation Deed and Consulting Agreement are qualified in their entirety by reference to the full texts of the Separation Deed and the Consulting Agreement, copies of which are attached hereto as Exhibit 10.2 and 10.3, respectively, are incorporated herein by reference.

Mr. Broadfoot’s resignation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On July 22, 2026, the Company issued a press release announcing the appointment of Mr. Goel as the Company’s incoming Chief Financial Officer. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated July 22, 2026, by and among SharonAI Pty Ltd, SharonAI Holdings Inc. and Anuj Goel
10.2	Deed of Release, dated July 22, 2026, by and among SharonAI Holdings Inc., SharonAI Pty Ltd and Timothy Broadfoot
10.3	Consulting Agreement, dated July 22, 2026, by and among SharonAI Holdings Inc., SharonAI Pty Ltd and Timothy Broadfoot
99.1	Press Release dated July 22, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report and its exhibits that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s reports and filings made with the SEC. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARONAI HOLDINGS INC.

	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer

Date: July 24, 2026